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Exhibit 21 -- Subsidiaries of the Registrant

Name                                         State of Incorporation
----                                         ----------------------

Gulf Northern Transport, Inc.                      Wisconsin
Mencor, Inc.                                       Arkansas
UST Logistics, Inc.                                Florida
Prostar, Inc.                                      South Carolina